Exhibit 4.2

Phone: (503) 288-2200 Fax: (503) 378-4381 Articles of Amendment-Business Professional/Nonprofit Secretary of State Corporation Division 255 Capitol St. NE, Suite 151 Salem, OR 97310-1327 FilingOregon.com Check the appropriate box below: ☒ BUSINESS/PROFESSIONAL CORPORATION (Complete only 1,2,3,4,5,7) ☐ NONPROFIT CORPORATION (Complete only 1,2,3,5,6,7) REGISTRY NUMBER 170073-86 FILED JUN 03 2004 OREGON SECRETARY OF STATE In accordance with Oregon Revised Statute 192.410-192-490, the information on this application is public record. We must release this information to all parties upon request and it will be posted on our website. For office use only Please Type or Print Legibly in Black Ink. 1) NAME OF CORPORATION PRIOR TO AMENDMENT: Sunburst Resources 2) STATE THE ARTICLE NUMBER(S) AND SET FORTH THE ARTICLE(S) AS IT IS AMENDED TO READ. (Attach separate sheet if necessary) Article #1 Change name to “WiFi Wireless” Article #2 Change to “100,000,000” shares to issue 3) THE AMENDMENT WAS ADOPTED ON: (If more than one amendment was adopted, identify the date of adoption of each amendment) BUSINESS/PROFESSIONAL CORPORATION ONLY 4) CHECK THE APPROPRIATE STATEMENT ☐ Shareholder action was required to adopt the amendment(s). The vote was as follows: [illegible] [illegible] [illegible] [illegible] [illegible] ☒ Shareholder action was not required to adopt the amendment(s). The amendment(s) was adopted by the board of directors without shareholder action. ☐ The corporation has not issued any shares of stock. Shareholder action was not required to adopt the amendment(s). The amendment(s) was adopted by the incorporators or by the board of directors. NONPROFIT CORPORATION ONLY 5) CHECK THE APPROPRIATE STATEMENT ☐ Membership approval was not required. The amendment(s) was approved by a sufficient vote of the board of directors or incorporators. ☐ Membership approval was required. The membership vote was as follows: [illegible] [illegible] [illegible] [illegible] [illegible] 6) EXECUTION Signature /s/ Mark W. DeSomer Printed Name Mark W. DeSomer Title President 7) CONTACT NAME (To resolve questions with this filing.) Mark DeSomer DAYTIME PHONE NUMBER (include area code.) 503-768-4483 5-28-04 35 13 $55.00 FEES [illegible] [illegible] [illegible] [illegible] [illegible] [illegible]